EXHIBIT 10.42

                          FLOATING RATE
                          LOAN FACILITY
                            AGREEMENT

                         USD 17,247,724

                     SAUGATUCK SHIPPING LTD
                               and
                      COLORADO SHIPPING LTD
                          as Borrowers

                         CHEMICAL BANK
                 CHRISTIANIA BANK OG KREDITKASSE
                               and
                       DEN NORSKE BANK AS
                            as Banks

                CHRISTIANIA BANK NEW YORK BRANCH
                            as Agent

                               and

                          CHEMICAL BANK
                           as Co-Agent



This Agreement is entered into on this 29th December, 1993

BETWEEN

(1) Saugatuck Shipping Ltd, a Liberian corporation ("Saugatuck") and Colorado Shipping Ltd., a Liberian corporation ("Colorado Shipping" and hereinafter jointly with Saugatuck referred to as the "Borrowers"), the Borrowers having an address
     c/o OMI Corp., 90 Park Avenue, New York, N.Y. 10016, USA

(2) The banks and financial institutions whose names, addresses and participation in the Loan are listed in Schedule 1 hereto (the "Banks").

(3)  Christiania Bank New York Branch, 11 West 42nd Street, 7th
     Floor, New York, NY 10036, USA (the "Agent")

                and

(4)  Chemical Bank, 270 Park Avenue, New York. N.Y. 10017 - 2070
     USA (the "Co-Agent").

WHEREAS:-

(A)  Saugatuck is the registered owner of Paulina and Colorado
     Shipping is the registered owner of Colorado.

(B) Rubicon, which is the registered owner of all the issued and outstanding shares in the Borrowers, is repaying its indebtedness in respect to the Vessels.

(C) The Borrowers are taking over the loan previously granted to Rubicon in order to enable Rubicon to repay its indebtedness to certain of its lenders.

(D) The Banks have pursuant to the terms and conditions set out herein agreed assist the Borrowers in taking over the loan previously granted to Rubicon.

NOW IT IS HEREBY AGREED as follows:-

1.   LOAN AND PURPOSE

This Agreement sets out the terms and conditions upon which the Banks will severally, in proportions as set out in Schedule 1 hereto, make available to the Borrowers as joint and several borrowers a loan consisting of two tranches and being in the total amount of USD 17,247,724.- for the purpose of assisting the Borrowers in assuming the loan previously granted to Rubicon.

2.   DEFINITIONS

In this Agreement the following terms and expressions shall have the meaning set out below, always provided that where the context of this Agreement so allows words importing the singular include the plural and vice versa:

"ASSIGNMENT ACCOUNT" means account no. 0060512101 in the name of Colorado/Saugatuck Shipping with the Agent or, as the case may be, the Co-Agent.

"ASSIGNMENT OF EARNINGS" means separate general assignments of all Earnings and a right of set-off in respect of any credit balance on the Assignment Account at any time in the Loan Period in respect of each of the Vessels, being substantially in the form set out in
Schedule 5 hereto.

"ASSIGNMENT OF INSURANCES" means separate assignments of all insurances taken out in respect of each Vessel, being substantially in the form set out in Schedule 6 hereto.

"BANKING DAY" means a day upon which banks and foreign exchange markets are open for business in London, Oslo, New York and such other places contemplated for the transactions required by this Agreement.

"CHARTERPARTY" means a charterparty dated 21st April, 1993 entered into between Colorado Shipping and the Charterer in relation to the employment of Colorado and having a duration up to and including
31st May 1997.

"CHARTERER" means Empresa Nacional Elcano de la Marina Mercante.

"COLORADO" means the Liberian flag vessel M/T "Colorado", a 86 648 dwt crude oil tanker built 1980 in Japan.

"COMMITMENT" means USD 17,247,724.- (USD seventeen million, two hundred and forty-seven thousand, seven hundred and twenty-four.

"DRAWDOWN DATE" means the date the Commitment is made available to the Borrowers hereunder, such date always being a Banking Day.

"DRAWDOWN NOTICE" means a notice in the form set out in Schedule 2 hereto.

"EARNINGS" means all freight, hire (including, but not limited to all payments from any charterparty) payable to the Borrowers for the use of the Vessels, all compensation payable to any of the Borrowers in the event of requisition of any of the Vessels, all remuneration for salvage and other services, all demurrage and retention moneys and any and all other moneys whatsoever due or to become due to each of the Borrowers from third parties in respect of any of the Vessels or otherwise.

"EVENT OF DEFAULT" means, if so designated by the Agent, each of the events and circumstances specified in Clause 10 (Events of Default) below.

"FINAL REPAYMENT DATE" means 28th February 1999.

"GUARANTEE" means a guarantee from the Guarantor in favor of the Banks, for the Borrowers' obligations under this Agreement and the Security Documents being substantially in the form set out in
Schedule 7 hereto.

"GUARANTOR" means OMI Corp., 90 Park Avenue, New York, N.Y. 10016,
USA.

"INSTALLMENT DATES" means 28th February 1994 and each of the dates falling at semi-annual intervals thereafter up to and including the Final Repayment Date.

"INTEREST PAYMENT DATE" means the last day of each Interest Period and in respect of any Interest Period exceeding 6 months, the date falling 6 months after the commencement thereof and each date falling with six-monthly intervals thereafter.

"INTEREST PERIOD" means a period, the duration of which is calculated in accordance with the provisions of Clause 6 (Interest) hereof.

"LIBOR" means in respect of any Interest Period the rate per annum determined by the Agent as the rate which the Agent, in accordance with its usual practice, is offering comparable lendings in the relevant Euro-currency for the relevant Interest Period in the London Interbank Market at or about 11.00 a.m. London time two Banking Days prior to the commencement of the relevant Interest Period.

"LOAN" means the aggregate principal amount of the Tranches outstanding from the Borrowers to the Banks hereunder at any time.

"LOAN PERIOD" means the period commencing on the date hereof and terminating on the earlier of the Final Repayment Date and the date all amounts due to the Banks and the Agent hereunder have been repaid in full.

"MAJORITY BANKS" means Banks accounting for more than 50% of the Commitment, or as the case may be, the Loan, at any time.

"MANAGER" means OMI Bulk Management Inc., the commercial and technical manager of the Vessels.

"MANAGEMENT AGREEMENT" means an agreement dated (   ) entered into
between the Borrowers and the Manager in respect of the commercial and technical management of the Vessels.

"MARGIN" means 1,25% p.a. (one and one quarter of one per cent per annum) p.a.

"MARKET VALUE" means the value of each Vessel determined as the arithmetic mean of valuations made by two independent ship brokers appointed by the Agent, on the basis of a voluntary cash sale between willing buyer and willing seller, free of any employment obligations.

"MORTGAGES" means the first preferred Liberian Ship Mortgages each in the amount of USD 17,247,724.- plus interest, default interest, costs and expenses, recorded against each of the Vessels as cross collateral security for the Borrowers' obligations hereunder in the office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia in New York, each being substantially in the form set out in Schedule 4 hereto.

"NOMINATION NOTICE" means a notice in the form set out in Schedule
3 hereto.

"PAULINA" means the Liberian flag vessel M/T "Paulina", a 29993 dwt product tanker built 1984 in Japan.

"PLEDGE OF SHARES" means a pledge by Rubicon (or any successor owner of such shares) of all of its shares in each of the Borrowers as security for the Borrowers' obligations under this Agreement, being substantially in the form set out in Schedule 8 hereto.

"PROCESS AGENT" means OMI Corp. 90 Park Avenue, New York, N.Y.,
10016 USA.

"RUBICON" means Rubicon Tankers Ltd, c/o OMI Corp., 90 Park Avenue, New York, N.Y., 10016 USA.

"SECURITY DOCUMENTS" means all or any documents and/or arrangements as may be entered into from time to time pursuant to Clause 5
(Security) hereof, as security for all or any of the obligations of the Borrowers hereunder.

"TAX" means any and all taxes, levies, imposts, duties, charges, fees, deductions and withholdings levied or imposed by any national or local governmental or public body or authority.

"TOTAL LOSS" means any event which will entitle the Borrower to claim payment of the insured value of the Vessels under the Vessels' hull and machinery or war risk insurance policies.

"TRANCHE/TRANCHES" means any or all of the Tranche A or Tranche B.

"TRANCHE A" means the portion of the Commitment in the amount of USD 9,647,724.- to be made available to the Borrowers in relation to the refinancing of Paulina, and to be repaid on or prior to the Final Repayment Date.

"TRANCHE B" means the portion of the commitment in the amount of USD 7,600,000.- to be made available to the Borrowers in relation to the refinancing of Colorado and to be repaid on or prior to the Final Repayment Date.

"VESSELS" means Paulina and Colorado.

3.   CONDITIONS PRECEDENT

3.1 The obligation of the Banks to make the Commitment available is conditional upon the Agent and the Co-Agent having received the following documents in form and substance satisfactory to the Agent and the Co-Agent, no later than 3 Banking Days prior to the Drawdown Date:

3.1.1     In respect of each of the Borrowers:
          a.   articles of incorporation.
          b.   by-laws.
          c.   certificate of good standing.
          d. board and shareholders resolutions authorizing each Borrower's execution of this Agreement and the Security Documents.
          e. evidence of the authority of person to act on the relevant Borrower's behalf in relation to this Agreement and the Security Documents.

3.1.2     In respect of the Guarantor:
          a.   articles of incorporation.
          b.   by-laws.
          c.   certificate of good standing.
          d. board resolutions authorizing the execution of the Guarantee.
          e. evidence of the authority of person to act on the Guarantor's behalf in relation to the Guarantee.

3.1.3     In respect of Rubicon:
          a. board resolutions authorizing the execution of the Pledge of Shares.
          b. evidence of the authority of person to act on Rubicon's behalf in relation to the Pledge of Shares.

3.1.4     In respect of the Vessels:
          a.   the Charterparty.
          b.   the Management Agreements.
          c. the insurance policies/cover notes documenting the insurance cover required pursuant to Clause 8.1.3 (Insurances) and Clause 8.1.4 (Mortgagee Interest).
          d.   confirmation of class certificates.
          e.   valuations of the Vessel from two shipbrokers for
               the purpose of calculating the Market Value.
          f.   Certificates of Ownership and Encumbrances issued
               by the Republic of Liberia, Bureau of Maritime
               Affairs showing the Vessels to be free and clear of all liens and encumbrances of record except in favor of the Banks.

3.1.5     In respect of the Security Documents:
          a.   the Mortgages, duly executed by the relevant
                Borrower.
          b. the Assignment of Earnings duly executed by the relevant Borrower.
          c. the Assignment of Insurances duly executed by the relevant Borrower.
          d.   the Guarantee.
          e. the Notice of Assignment of Earnings from Colorado Shipping to the Charterer and the Charterer's acknowledgment thereof in accordance with the terms of the Assignment of Earnings.
          f. confirmation from the Vessels' insurers that the Banks' security interest in the insurances have been duly noted.
          e. such filing statements under the Uniform Commercial Code ("UCC") of the State of New York in relation to the Assignment of Earnings and the Assignment of Insurances duly executed by each of the Borrowers, as the case may be, the Guarantor, as the Agent and the Co-Agent shall reasonably require, together with adequate documentation of the filing thereof in the State of New York.

3.1.6     In respect of the Pledge of Shares:
          a.   the Pledge of Shares duly executed by Rubicon.
          b.   the pledged share certificates.
          c.   irrevocable proxy to vote the shares.
          d. undated letters of resignation from the directors and officers of each of the Borrowers.
          e. undated, executed stock transfer forms related to the shares pledged under the Pledge of Shares.

3.1.7 A legal opinion of Seward & Kissel, legal advisers to the Banks in matters of Liberian, New York and Delaware law.

3.1.8 The Process Agent has accepted its nomination as process agent for the Borrowers and the Guarantor.

3.2 CERTIFIED COPIES. Each of the documents specified in Clause 3.1 shall either be an original or a copy certified to be true and up-to-date by an officer of each of the Borrowers, Rubicon or the Guarantor, as appropriate.

3.3 WAIVERS. The Majority Banks may, at their discretion, extend the period for delivery of any of the documents referred to above on such conditions as the Majority
          Banks deem appropriate.

4.   AVAILABILITY

4.1 DRAWDOWN NOTICE. The Commitment shall be made available to the Borrowers in the original amounts for each of the Tranches on the Drawdown Date, subject to the Agent having received the Drawdown Notice before 11.00 a.m. Oslo time not less than 3 Banking Days prior thereto.

4.2 MANNER OF PAYMENT. The Commitment shall be made available solely for the purpose referred to under Clause 1 (Loan and Purpose) above and in a manner to be agreed between the Borrowers and the Agent prior to the Drawdown Date.

4.3 INDEMNITY. The Borrowers shall indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of the Commitment not being drawn after the Drawdown Notice has been served.

4.4 SEVERALTY OF OBLIGATIONS. The obligations of each Bank under this Agreement are several, the failure of any Bank to perform any such obligation shall not relieve the other Banks, the Agent, the Co-Agent or the Borrowers of any of their respective obligations or liabilities under this Agreement, nor shall the Agent, the Co-Agent or any of the Banks be responsible for the obligations of any other Bank under this Agreement.

5.   SECURITY

5.1 SECURITY. The Loan together with all unpaid interest, default interest, commissions, charges, expenses and any derived liability whatsoever of the Borrowers towards the Banks, the Agent and the Co-Agent in connection therewith shall be secured by:

          a.   the Mortgages.
          b.   the Assignment of Earnings.
          c.   the Assignment of Insurances.
          d.   the Guarantee.
          e.   the Pledge of Shares.

5.2 SET-OFF. In the event of non-payment of any amount hereunder when due, the Agent, the Co-Agent and each of the Banks individually shall have a separate and immediate right of set-off in respect of any credit balance, in any currency, on any account any of the Borrowers might have with the Agent,the Co-Agent or any of the Banks (branches included) from time to time, towards satisfaction of any sum due to it, to the Agent, the Co-Agent or to any of the other Banks hereunder.

6.   INTEREST

6.1 INTEREST RATE. The Borrowers shall pay interest on the relevant Tranche of the Loan in respect of each Interest Period in arrears on each Interest Payment Date at a rate equivalent to the aggregate of LIBOR and the Margin.

6.2 INTEREST PERIOD. The Borrowers shall be entitled to nominate in the Nomination (Drawdown) Notice not later than 11.00 a.m. London time 3 Banking Days prior to the commencement of each Interest Period, whether the length of the ensuing Interest Period for the relevant Tranche of the Loan shall be one, three or six months or any longer periods, if approved by the Banks (in their sole discretion), always provided that:-

6.2.1 ABSENCE OF NOMINATION. In the absence of any such nomination by the Borrowers, or if the Agent and the Co-Agent after consultation with the Banks shall certify to the Borrowers that the funds requested are not available for an Interest Period of the length requested by the Borrowers, the length of such Interest Period shall be three months.

6.2.2 INSTALLMENTS. If an instalment under any of the Tranches will fall due during the Interest Period to be nominated, a separate Interest Period ending on such Instalment Date shall be nominated for an amount equal to the instalment due under such Tranche.

6.2.3 BANKING DAY. If any Interest Period would end on a day which is not a Banking Day such Interest Period shall end on the next succeeding Banking Day in the same calendar month or, if none, the preceding Banking Day.

6.2.4 ONE MONTH INTEREST PERIODS. The Borrowers shall not be entitled to nominate an Interest Period of one month's duration for a Tranche on more than three occasions during each calendar year.

6.3 INTEREST CALCULATION. Interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a 360-day year.

6.4 DEFAULT INTEREST. In the event of any payments hereunder not being received on the due date therefore, interest will be charged by the Agent from the due date until the date that payment is received, at a rate corresponding to the aggregate of LIBOR (for such periods as the Agent in its sole discretion shall decide), the Margin and 3% p.a. (three per cent per annum). Interest charged under this Clause 6.4 shall be added to the defaulted amount on each respective Interest Payment Date until the defaulted amount has been repaid in full.

6.5 NO LIBOR QUOTATION. If for any reason the Agent shall be unable to establish LIBOR for the relevant Interest Period, the Borrowers shall pay interest on the Loan at a rate which equals the cost for each Bank of making, funding or maintaining its participation in the Loan plus the Margin.

7.   REPAYMENT/PREPAYMENT

7.1 The Loan together with all amounts due hereunder to the Banks, the Agent and the Co-Agent from the Borrowers shall, subject to the provisions of Clauses 7.2, 7.4, 9, 10 and 11 be repaid as follows:

          Tranche A:     by ten equal semi-annual installments in
                         the amount of USD 761,364 payable on each Instalment Date and a final instalment payable on the Final Instalment Date in the amount of USD 2,034,084.-.

          Tranche B:     by ten equal semi-annual installments in
                         the amount of USD 600,000.- payable on
                         each Installment Date and a final
                         installment payable on the Final
                         Installment Date in the amount of USD
                         1,600,000.-.

7.2 OPTIONAL PREPAYMENT. The Borrowers shall be entitled to prepay any Tranche or part thereof (such part always being equal to USD 500,000.- or any whole multiple thereof) at any time without penalty but subject to the payment required by Clause 13.2 (general prepayment provisions) upon giving the Agent or the Co-Agent 14 days irrevocable notice.

7.3 NO REBORROWING. Any amount prepaid shall be applied towards the remaining installments due under such Tranche in inverse chronological order of maturity and shall not be available for reborrowing.

7.4 PREPAYMENT UPON TOTAL LOSS. In the event that any of the Vessels suffer a Total Loss, the Borrowers shall, within 90 days from such event, prepay the Tranche relating to the Vessel suffering the Total Loss and all other amounts outstanding and relating to such Tranche from the Borrowers to the Banks, the Agent and the Co-Agent hereunder at such time, or deliver to the Agent a written confirmation from the insurers of the relevant Vessel that the claim relating to the Total Loss has been accepted in full and that the insurers will pay an amount equivalent to the insured value of such Vessel directly to the Agent.

8.   COVENANTS

8.1 The Borrowers and each of them individually undertake with the Agent, the Co-Agent and the Banks and each of them severally that, unless the Agent has given its prior written consent to the contrary, they will, in the Loan Period:-

8.1.1 INFORMATION. Promptly inform the Agent about any event which constitutes or may constitute an Event of Default, or which may adversely affect any of the Borrowers' abilities fully to perform such Borrower's obligations hereunder or under any of the Security Documents.

8.1.2 FINANCIAL INFORMATION. Deliver to the Agent for distribution to the Banks as many copies (in English) as the Agent may reasonably require of (a) each Borrower's annual accounts (b) the Guarantor's annual audited accounts on a fully consolidated basis (both (a) and (b) being delivered as soon as practicable after the same has been issued and in any event not later than 180 days after the end of the relevant financial year), (c) any financial information delivered to the Guarantor's shareholders and (d) such other information about the Borrowers' and the Guarantor's business and financial condition as the Majority Banks may reasonably require.

8.1.3 INSURANCES. Keep the Vessels fully insured against such risks, in such amounts, on such terms and with such insurers as the Majority Banks may reasonably require including, but not limited to:

          a. Hull and Machinery, Hull Interest Insurance with the insurance value covering the Market Value of the relevant Vessel (or covering 120% of the relevant Tranche and, on an aggregate basis for the Vessels, 120% of the Loan, if higher),
          b. if any Vessel is employed under any employment contract with a duration of 12 months or more, Loss of Hire insurance for such Vessel,
          c.   Protection & Indemnity insurance,
          d. War Risk insurance with the insurance value covering the Market Value of the relevant Vessel (or covering 120% of the relevant Tranche and, on an aggregate basis for the Vessels, 120% of the Loan, if higher).

          The Borrowers shall maintain the Agent (on its own behalf and on behalf of the Co-Agent and the Banks) as loss payee in all insurance policies in accordance with the provisions of the Mortgage.

8.1.4 MORTGAGEE INTEREST. Let the Agent order (at the Borrowers' expense) a Mortgagee Interest and an Extended Mortgagee Interest Insurance - Additional Perils (Pollution Cover) for each of the Vessels in form and substance satisfactory to the Majority Banks in favor of the Agent (on its own behalf and on behalf of the Co-Agent and the Banks), or, if so directed by the Agent, arrange for such insurance cover to be established in accordance with instructions from the Agent.

8.1.5 CERTIFICATE OF INSURANCES. Deliver an annual certificate to the Agent from each of the Vessels' insurers evidencing that all insurances referred to in Clause
          8.1.3 (Insurances) and, if relevant, 8.1.4 (Mortgagee Interest), have been taken out and are in full force and effect.

8.1.6     NOTIFICATION. Immediately notify the Agent of:-
          a. any accident to any of the Vessels involving repairs the cost of which is likely to exceed USD 500,000.
          b. any occurrence in consequence whereof either of the Vessels has become or is likely to become a Total Loss.
          c. any arrest of either of the Vessels or the exercise or purported exercise of any lien on any of the Vessels or their earnings.

8.1.7 CLASS. Have the Vessels classified and maintained in the highest class with a classification society acceptable to the Majority Banks.

8.1.8     FLAG. Not change the flag of either of the Vessels.

8.1.9     MANAGEMENT. Not terminate or amend the Management
          Agreement in a manner which may be detrimental to the interests of the Banks, the Agent and the Co-Agent.

8.1.10 SALE OF VESSELS. Not sell either of the Vessels unless the net sales proceeds of such sales are sufficient to repay (and are applied towards repayment) of all amounts outstanding to the Banks, the Agent and the Co-Agent under the relevant Tranche.

8.1.11 CHARTERPARTY. Not amend or terminate the Charterparty except to the extent not detrimental to the interests of the Banks, the Agent and the Co-Agent.

8.1.12 BANK ACCOUNTS. Maintain all bank accounts in respect of the Vessels with the Agent or the Co-Agent.

8.1.13 NO FURTHER ENCUMBRANCES. Not enter into any new loan and/or guarantee obligations except with the Guarantor or a wholly owned subsidiary of the Guarantor or secure any debt or guarantee obligation on either of the Vessels or on any other asset constituting security pursuant to Clause 5 (Security), other than as contemplated in this Agreement.

8.1.14 NEW INVESTMENTS - SINGLE PURPOSE. Not make any new investments or do anything which is not incidental to the ownership and/or operation of the Vessels.

8.1.15 CASH. Ensure that each Borrower maintains a minimum of USD 500,000.- in readily available cash.

8.2 BANKS' APPROVAL. A waiver by the Agent and the Co-Agent of the Borrowers' compliances with the provisions set out in Clause 8.1 shall require the prior approval of all Banks.

9.   MINIMUM VALUE

9.1       VALUATION. The Agent may, at any time during the Loan
          Period, arrange for the Market Value of each Vessel to be determined at the Borrowers' expense.

9.2       MARKET VALUE - PREPAYMENT. If during the Loan Period:

          the aggregate Market Value of Paulina and Colorado is less than 150% of the Loan, then the Borrowers shall prepay, upon 14 Banking Days' notice, such amount of the relevant Tranche or, as the case may be, the Loan as is necessary to comply with minimum value requirements as set out in this sub-clause, or provide additional security in form and substance acceptable to all of the Banks (in their absolute discretion).

10.  EVENTS OF DEFAULT

10.1 Each of the following events shall constitute an Event of Default:-

10.1.1 OVERDUE PAYMENTS. Either Borrower fails to pay any amount payable by it pursuant to the provisions of this Agreement when due.

10.1.2 DEFAULT UNDER OTHER PROVISIONS. Either Borrower defaults under any of the covenants or other provisions of this Agreement (other than as referred to in 10.1.1 (Overdue Payment)) or under the Security Documents, always provided that the Borrowers in the event such default is capable of being remedied (in the sole opinion of the Majority Banks) shall be granted 10 Banking Days to remedy such default (such period of remedy in any event not being applicable in the event of a default by the Borrowers under the provisions of Clause 8.1.3 (Insurances), 8.1.4 (Mortgagee Interest) or 8.1.7 (Class) above). The remedy period shall be calculated from the date the Borrowers receive notice of such default.

10.1.3 INFORMATION FROM BORROWERS. Any information given by any of the Borrowers or the Guarantor in or in connection with this Agreement or the Security Documents, proves to be misleading or materially incorrect or inaccurate when made.

10.1.4 CROSS DEFAULT. Any other loan, guarantee or other indebtedness of any of the Borrowers or the Guarantor is declared, or is capable of being declared due prematurely by reason of default, or any of the Borrowers or the Guarantor fails to make payment in respect thereof on the due date for such payment, or security for any such other loan, guarantee or indebtedness becomes enforceable.

10.1.5 LIENS. A maritime or other lien, arrest, distress or similar charge is levied upon, or against any of the Vessels or any substantial part of the assets of any of the Borrowers or the Guarantor, and such is not discharged within 30 Banking Days after such Borrower or, as the case may be, the Guarantor has become aware of the same.

10.1.6 LOSS OF PROPERTY. A substantial part of any of the Borrowers' or the Guarantor's business or assets are destroyed, abandoned, seized, appropriated or forfeited for any reason, except in the case of Total Loss of either of the Vessels.

10.1.7 LIQUIDATION. An order of a competent court or an event analogous thereto shall be made or any effective resolution passed with a view to the bankruptcy, composition proceedings, debt negotiations, liquidation, winding-up or similar event of any of the Borrowers or the Guarantor.

10.1.8    ADMITTANCE OF NON-PAYMENT. Any of the Borrowers or the
          Guarantor is unable or admits in writing its inability to pay any lawful debts as they mature.

10.1.9 TERMINATION OF BUSINESS. Any of the Borrowers or the Guarantor ceases or threatens to cease to carry on its business or disposes or threatens to dispose of a substantial part of its business or assets, without the prior written consent of the Majority Banks.

10.1.10 PERMITS. Any license, consent, permission or approval required in connection with the implementation, maintenance and performance of this Agreement and/or the Security Documents is revoked, terminated or modified in a manner unacceptable to the Majority Banks.

10.1.11 IMPOSSIBILITY OR ILLEGALITY. It becomes impossible or unlawful for any of the Borrowers to fulfil any of the terms of the Security Documents or for the Agent, the Co-Agent or the Banks to exercise any right or power vested in them under the Security Documents, or the security created by any of the Security Documents is imperiled.

10.1.12 OWNERSHIP. If the ownership of any of the Borrowers is changed in any way, without the prior written consent of the Majority Banks.

10.1.13 MATERIAL ADVERSE CHANGE. A material (in the reasonable opinion of the Majority Banks) adverse change occurs in the financial condition of any of the Borrowers or the Guarantor.

10.1.14 CORPORATE DOCUMENTS. If the by-laws of any of the Borrowers are varied in any way adverse to the interests of the Banks (in the reasonable opinion of the Majority
          Banks) without the prior written consent of the Agent.

10.2 ACCELERATION. Upon the occurrence of any Event of Default, the Agent may, and, upon instruction from the

          Majority Banks, shall, forthwith notify the Borrowers in writing whereupon the Loan shall become immediately due and payable and the Banks shall be under no further obligation to advance funds to the Borrowers hereunder.

11.  CHANGES IN CIRCUMSTANCES

11.1 INCREASED COSTS. If by reason of: (i) any change in any existing law, rule or regulation, or (ii) the adoption of any new law, rule or regulation, or (iii) any change in the interpretation or administration of (i) or (ii) above by any governmental authority, or (iv) compliance with any directive or request from any governmental authority (whether or not having the force of law):

          a. a Bank incurs a cost as a result of having entered into this Agreement and/or as a result of performing its obligations hereunder, or
          b. there is an increase in the cost to a Bank of funding or maintaining its participation in the Commitment/Loan, or
          c. a Bank becomes liable for any new Taxes (other than on net income) calculated by reference to its participation in the Commitment/Loan, or
          d. a Bank becomes subject to capital adequacy or similar requirements not known to or reasonably anticipated by such Bank at the date hereof which will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on such Bank's participation in the Commitment/Loan, then any such cost, liability or reduced return shall be payable by the Borrowers upon request by the Agent or the Co-Agent (on behalf of the Bank affected) from the date such request was received by any of the Borrowers either in the form of an increased margin or in the form of an indemnification in the amount conclusively (save in the case of manifest error) determined in the Agent's or the Co-Agent's request.

11.2 ILLEGALITY. In the event that it shall be unlawful for any Bank to make or maintain such Bank's participation in the Loan/Commitment, the Agent shall, upon request from such Bank, serve notice of such illegality on the Borrowers.

11.3 UNAVAILABILITY OF FUNDS. In the event that any Bank is unable to obtain deposits in USD in the London interbank Euro-currency market, the Agent shall, upon request from such Bank, serve notice of such inability on the Borrowers.

11.4 ALTERNATIVE FUNDING. If so requested by the Borrowers, the Agent, the Co-Agent and the Banks shall use reasonable efforts to make the participation in the Loan/Commitment of the Bank affected by the circumstances contemplated in Clause 11.1 (Increased cost), 11.2 (Illegality) or 11.3 (Unavailability of funds), available from alternative sources.

11.5 PREPAYMENT. Upon occurrence of circumstances set out in Clause 11.2 (Illegality) or 11.3 (Unavailability of funds) the Borrowers shall, unless alternative funding has been or will be arranged within a period acceptable to the Bank affected, prepay the affected Bank's participation in the Loan pursuant to the provisions of Clause 13.2 (General prepayment provisions) on the first occurring Interest Payment Date (and the Commitment shall be reduced accordingly).

12.  FEES, COSTS AND EXPENSES

12.1 The Borrowers shall pay to the Agent for distribution between the Banks, the Co-Agent and the Agent:

12.1.1 RESTRUCTURING FEE. A restructuring fee of USD 30,000.- to be divided proportionally between the Banks reflecting their participation in the Commitment, such restructuring fee to be payable at latest on the date hereof.

12.1.2    AGENCY FEE. A non-refundable annual agency fee of USD
          7,500.- per year, payable annually in advance on the 28th February during the Loan Period.

12.1.3    CO-AGENCY FEE. A non-refundable co-agency fee of USD
          20,000.- per year payable annually in advance on the 28th February and to be divided equally between the Agent and the Co-Agent.

12.1.4 COSTS. Upon demand, whether or not the Commitment or any part thereof is ever advanced to the Borrowers hereunder, all costs, charges and expenses (including external and internal legal fees) incurred by the Agent, the Co-Agent and the Banks in connection with the preparation and execution of, and all costs, charges and expenses of the Agent, the Co-Agent and the Banks in connection with the enforcement and preservation of the Agent's, the Co-Agent's and the Banks' rights under this Agreement and under the Security Documents or otherwise in connection with the Loan which amount shall be deemed an amount under this Agreement.

13.  PAYMENTS

13.1 TAXES. All payments to be made by the Borrowers under this Agreement shall be made in USD to the Agent or the Co-Agent as directed by the Agent and shall be made without set-off or counterclaim or any deductions for, and free and clear of any Taxes. In the event that any of the Borrowers are required by law or regulation to deduct or withhold any such Taxes the sum to be paid shall be increased by such amount as shall be necessary to ensure that the amount received by the Agent or the Co-Agent and/or the Banks after such deduction or withholding, is equal to the amount which would have been received under this Agreement had no such deduction or withholding been required.

13.2 GENERAL PREPAYMENT PROVISIONS. If the Loan, any Tranche or any part thereof, for any reason whatsoever, is prepaid or repaid on a day other than the relevant Interest Payment Date, the Borrowers shall, simultaneously with such prepayment, pay to the Agent or the Co-Agent, for the account of the affected Banks, accrued interest on such prepaid amount to the date of actual payment and all other sums payable by the Borrowers to such Banks, the Agent and the Co-Agent pursuant to this Agreement, together with such additional amounts as may be specified by such Banks in an explanatory certificate (which in the absence of manifest error shall be conclusive) to be necessary to compensate such Banks for any loss, premium or penalties incurred or to be incurred by such Banks in liquidating deposits or redeploying funds taken or borrowed to fund or maintain such Banks' participation in the Loan for the remainder of the then current Interest Period.

13.3 REFUND OBLIGATION. If the Agent, the Co-Agent or any Bank pays any amount to the Borrowers, which should not have been paid to the Borrowers, the Borrowers shall forthwith on demand refund such amount to the Agent or such Bank. The Borrowers shall also on demand pay interest equal to LIBOR on the relevant sum for each day from the date such amount was so made available by the Agent or the Bank until the date such amount is repaid to the Agent or such Bank.

14.  AGENCY

14.1 AGENT'S AUTHORITY. Each Bank irrevocably authorizes the Agent and the Co-Agent to take such action on its behalf and to exercise such powers as are specifically delegated to them by the terms of this Agreement and the Security Documents together with all such powers as are reasonably incidental thereto. The relationship between the Agent and the Co-Agent on one side and the Banks on the other side is that of agent and principal only, nothing herein shall (nor shall it be construed so as to) constitute the Agent or the Co-Agent as trustees for the Banks or impose on the Agent and the Co-Agent or any of the Banks any duties or obligations other than those for which express provision is made in this Agreement or under the Security Documents.

14.2 APPLICATION OF FUNDS. Any amounts received by the Agent or the Co-Agent hereunder shall promptly be distributed and applied firstly against costs and expenses incurred by the Agent or the Co-Agent hereunder, secondly against amounts due to the Agent, the Co-Agent and the Banks hereunder other than interest and principal, thirdly against interest due hereunder and fourthly against principal due hereunder.

14.3 SHARING OF PAYMENT. If any Bank at any time receives or recovers by set-off or otherwise any amount due to it hereunder (otherwise than amounts specifically payable to that Bank under the terms of this Agreement), then such Bank shall share such amount rateably with the Agent, the Co-Agent and the other Banks pursuant to the principles of 14.2 (Application of funds). Amounts received hereunder shall be subject to adjustment if the Bank having shared a recovered amount, becomes obliged to repay any such amount to the Borrowers or any third party.

14.4 INFORMATION TO BANKS. The Agent and the Co-Agent shall promptly advise the Banks of each notice received by them from the Borrowers hereunder. The Agent and the Co-Agent shall not be under any obligation towards the Banks to ascertain or enquire as to the performance or observance of any of the terms or conditions hereof, other than a failure to make payment of sums due.

14.5 INDEMNIFICATION OF AGENT AND CO-AGENT. Each Bank shall, ratably in accordance with its respective participation in the Loan, indemnify and hold the Agent and the Co-Agent harmless against any loss or liability which the Agent or the Co-Agent may suffer or incur by reason of an action taken or omitted by it as agent or co-agent hereunder or under the Security Documents (except in the event of gross negligence or wilful misconduct) to the extent that the Agent or the Co-Agent shall not have been reimbursed therefore by the Borrowers.

14.6 DISCLAIMER OF LIABILITY. The Agent and the Co-Agent take no responsibility for the truth of any covenants, representations or undertakings given or made herein or in the Security Documents nor the validity, effectiveness, adequacy or enforceability of this Agreement or the Security Documents and neither the Agent nor the Co-Agent (except in the case of gross negligence or wilful misconduct) nor any of their directors, officers or employees shall be liable for any action taken or omitted by it or any of them.

14.7 INDIVIDUAL CREDIT RISK ASSESSMENT. Each Bank shall be responsible for making its own independent investigation of the financial condition and affairs of the Borrowers and the Guarantor in connection with the making and continuance of the Loan or the relevant part thereof, and has made its own appraisal of the creditworthiness of the Borrowers and the Guarantor.

14.8 AGENT'S AND CO-AGENT'S OTHER BUSINESS WITH BORROWERS. The Agent and the Co-Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking or trust business with the Borrowers and the Guarantor.

15.  ASSIGNMENT

15.1 BORROWERS. The Borrowers may not assign any of their rights or obligations hereunder to others.

15.2 BANK TO AFFILIATE. Each Bank may, by giving prior written notice to the Agent, the Co-Agent and the Borrowers, assign all or a part of its rights and obligations hereunder to an "Affiliate", and "Affiliate" shall for this purpose mean the ownership (whether directly or indirectly) of 50% or more of the equity share capital (or similar right of ownership) of the relevant institution or vice versa.

15.3 BANK TO OTHER FINANCIAL INSTITUTIONS. Each Bank may furthermore, subject to the prior written approval of the Agent, the Co-Agent and the Borrowers (such approval not to be unreasonably withheld) assign all or a part of its rights and obligations hereunder to any other bank or financial institution.

15.4 SUBSEQUENT PAYMENTS. In the event of a transfer of all or a part of a Bank's rights and obligations hereunder, the Borrowers shall subsequently make all payments under this Agreement to the Agent for the ratable account of the relevant Bank and/or its assignee.

16.  JOINT AND SEVERAL LIABILITY

The liability of the Borrowers hereunder shall be joint and several and each of the Borrowers shall, at all times, be liable to the Banks, the Agent and the Co-Agent for all amounts due to the Banks, the Agent and the Co-Agent hereunder.

17.  NOTICES AND CORRESPONDENCE

17.1 Every notice or demand under this Agreement shall be in writing, but may be given or made by telefax which shall be sent to the Agent and the Borrower at their respective addresses, being in respect of the Agent at:

               Christiania Bank New York Branch
               11 West 42nd Street, 7th Floor
               New York, N.Y. 10036
               USA
               Attn.: Loan Administration
               Telefax No.: (212) 827 4888

               in respect of the Co-Agent:

               Chemical Bank
               270 Park Avenue
               New York, N.Y. 10017
               USA
               Attn.: Loan Administration
               Telefax no.: + (212) 270 1469

               and in respect of the Borrower at:

               c/o OMI Corp.
               90 Park Avenue
               New York, N.Y. 10016
               USA
               Attn.: President
               Telefax No.: + (212) 247 22 88

          or to such other address or telefax number as may from time to time be notified by the relevant party. In the case of notices from the Borrowers, all telefax messages shall be confirmed by letter posted as soon as practicable thereafter if so requested by the Agent or the Co-Agent.

18.  CURRENCY INDEMNITY

No payment to the Agent, the Co-Agent or the Banks hereunder pursuant to any judgement or order of any court or otherwise shall operate to discharge the obligations of the Borrowers in respect of which it was made unless and until payment in full shall have been received by the Agent; the Co-Agent and the Banks in USD. To the extent that the amount of any such payment shall on actual conversion into USD fall short of the amount of the relevant obligation expressed in USD, the Agent, the Co-Agent or such Bank shall have a further and separate cause of action against the Borrowers for the recovery of such sum as shall, after conversion into USD, be equal to the amount of the shortfall.

19.  MISCELLANEOUS

19.1 SEVERALTY OF PROVISIONS. This Agreement and the Security Documents shall constitute one Agreement, but in the event of any conflict between the provisions of this Agreement and any of the Security Documents, the provisions of this Agreement shall prevail unless thereby rendering the Security Documents or any of them, or any part thereof void, invalid or unenforceable.

19.2 CLAUSE HEADINGS. Clause headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

20.  GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with Norwegian law, and the Borrowers hereby irrevocably submits to the non-exclusive jurisdiction of the Norwegian courts, the venue to be Oslo City Court. The Borrowers hereby irrevocably nominate the Process Agent as their process agent for the service of writs or any acts of process in respect of any dispute hereunder.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their authorized officers on the day and year first above written.

     for and on behalf of               for and on behalf of
     SAUGATUCK SHIPPING LTD.            COLORADO SHIPPING LTD.



     By:/s/ Vincent de Sostoa           By:/s/ Vincent de Sostoa




     for and on behalf of               for and on behalf of
      CHEMICAL BANK                      CHEMICAL BANK
                                         (as Co-Agent)


     By:/s/ Richard Stewart             By:/s/ Richard Stewart




     for and on behalf of
     DEN NORSKE BANK AS



     By:/s/ Tony Samuelsen




     for and on behalf of               for and on behalf of
     CHRISTIANIA BANK OG                CHRISTIANIA BANK OG
     KREDITKASSE                        KREDITKASSE
                                        (as Co-Agent)


     By:/s/ Svein Engh                  By:/s/ Svein Engh